                                                                      Exhibit 20



                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:   October 1, 1998 to October 31, 1998
Distribution Date:   November 16, 1998

Statement for Class A, Class B and Class C Noteholders and Certificateholders                                 Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                  Class A/B/C Note Amount
                                                                                                              or Certificate Amount
                                                                                                             -----------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                           0.00                        0.0000000
          Class A-2 Note  Amount                                                  21,403,803.44                      162.1500261
          Class A-3 Note  Amount                                                     168,773.07                        1.1251538
          Class A-4 Note  Amount                                                           0.00                        0.0000000
          Class A-5 Note  Amount                                                           0.00                        0.0000000
          Class A-P Note  Amount                                                   4,634,878.07                       37.0790246
          Class B  Note  Amount                                                    2,283,892.85                       35.8989760
          Class C  Note  Amount                                                      872,345.12                       35.8989760
          Certificates  Amount                                                       456,741.70                       26.4318111


(ii)  Interest Distribution
          Class A-1 Note  Amount                                                           0.00                        0.0000000
          Class A-2 Note  Amount                                                     103,279.30                        0.7824189
          Class A-3 Note  Amount                                                     762,500.00                        5.0833333
          Class A-4 Note  Amount                                                     758,500.00                        5.1250000
          Class A-5 Note  Amount                                                     790,625.00                        5.2083333
          Class A-P Note  Amount                                                     518,846.58                        4.1507727
          Class B  Note  Amount                                                      275,286.91                        4.3270498
          Class C  Note  Amount                                                      110,988.82                        4.5674413
          Certificates  Amount                                                       100,797.32                        5.8331781


(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period) 630,111,070.92


(iv)   Class A-1 Notes Balance (end of Collection Period)                                  0.00
       Class A-1 Pool Factor (end of Collection Period)                                                                0.0000000
       Class A-2 Notes Balance (end of Collection Period)                                  0.00
       Class A-2 Pool Factor (end of Collection Period)                                                                0.0000000
       Class A-3 Notes Balance (end of Collection Period)                        149,831,226.93
       Class A-3 Pool Factor (end of Collection Period)                                                                0.9988748
       Class A-4 Notes Balance (end of Collection Period)                        148,000,000.00
       Class A-4 Pool Factor (end of Collection Period)                                                                1.0000000

       Class A-5 Notes Balance (end of Collection Period)                        151,800,000.00
       Class A-5 Pool Factor (end of Collection Period)                                                                1.0000000
       Class A-P Notes Balance (end of Collection Period)                         96,603,477.78
       Class A-P Pool Factor (end of Collection Period)                                                                0.7728278
       Class B Notes Balance (end of Collection Period)                           50,151,707.41
       Class B Pool Factor (end of Collection Period)                                                                  0.7883010
       Class C Notes Balance (end of Collection Period)                           19,155,713.45
       Class C Pool Factor (end of Collection Period)                                                                  0.7883010

                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:   October 1, 1998 to October 31, 1998
Distribution Date:   November 16, 1998

Statement for Class A, Class B and Class C Noteholders and Certificateholders                                 Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                                  Class A/B/C Note Amount
                                                                                                              or Certificate Amount
                                                                                                             -----------------------
        Certificates Balance (end of Collection Period)                           14,568,945.35
        Certificates Pool Factor (end of Collection Period)                                                            0.8431103


(v)     Basic Servicing Fee                                                          548,267.75                        0.5241740


(vi)    Aggregate Realized Losses                                                  2,413,979.92
        Aggregate Net Losses                                                       1,682,635.25


(vii)   Reserve Account Balance after Giving Effect to Payments                   25,174,997.83
         Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments         25,174,997.83
         Made on Distribution Date
        Distribution to Seller from Reserve Account                                        0.00
        Draws on Reserve Account                                                           0.00
        Deposits to Reserve Account                                                        0.00
        Class C Reserve Account Balance after Giving Effect to Payments            4,720,312.09
         Made on Distribution Date
        Specified Class C Reserve Account Balance after Giving Effect to           4,720,312.09
         Payments Made on Distribution Date
        Distribution to Seller from Class C Reserve Account                          214,097.67
        Draws on Class C Reserve Account                                                   0.00
        Deposits to Class C Reserve Account                                                0.00


(viii)  Class A-1 Notes Interest Carryover Shortfall                                       0.00                        0.0000000
        Class A-2 Notes Interest Carryover Shortfall                                       0.00                        0.0000000
        Class A-3 Notes Interest Carryover Shortfall                                       0.00                        0.0000000
        Class A-4 Notes Interest Carryover Shortfall                                       0.00                        0.0000000
        Class A-5 Notes Interest Carryover Shortfall                                       0.00                        0.0000000
        Class A-P Notes Interest Carryover Shortfall                                       0.00                        0.0000000
        Class B Notes Interest Carryover Shortfall                                         0.00                        0.0000000
        Class C Notes Interest Carryover Shortfall                                         0.00                        0.0000000
        Certificates Interest Carryover Shortfall                                          0.00                        0.0000000
        Class A-1 Notes Principal Carryover Shortfall                                      0.00                        0.0000000
        Class A-2 Notes Principal Carryover Shortfall                                      0.00                        0.0000000
        Class A-3 Notes Principal Carryover Shortfall                                      0.00                        0.0000000
        Class A-4 Notes Principal Carryover Shortfall                                      0.00                        0.0000000
        Class A-5 Notes Principal Carryover Shortfall                                      0.00                        0.0000000
        Class A-P Notes Principal Carryover Shortfall                                      0.00                        0.0000000
        Class B Notes Principal Carryover Shortfall                                        0.00                        0.0000000
        Class C Notes Principal Carryover Shortfall                                        0.00                        0.0000000

                          KEY AUTO FINANCE TRUST 1997-2
             MONTHLY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:   October 1, 1998 to October 31, 1998
Distribution Date:   November 16, 1998

Statement for Class A, Class B and Class C Noteholders and Certificateholders                    Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                     Class A/B/C Note Amount
                                                                                                  or Certificate Amount
                                                                                             -------------------------------
      Certificates Principal Carryover Shortfall                                           0.00                           0.0000000


(ix)  Additional Principal Distributable Amount                                    1,274,078.23


(x)   Aggregate Purchase Amount of Receivables Repurchased by the                          0.00
      Seller or purchased by Servicer


(xi)  Delinquent Contracts
                                                                              Number                                Balance
                                                                     ---------------------------------------------------------------
           30-59 Days                                                           1737                                   16,702,110.83
           60-89 Days                                                            436                                    3,905,542.02
           90 Days or More                                                       411                                    3,789,371.86


ADDITIONAL INFORMATION REQUESTED BY BLOOMBERG:

Weighted Average Coupon of Remaining Portfolio (WAC)                                  0.1149869
Weighted Average Remaining Term of Remaining Portfolio                               38.7414400

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                         0.0072531
     (ii)  Preceding Collection Period                                                0.0074845
     (iii) Current Collection Period                                                  0.0078426
     (vi)  Three Month Average                                                        0.0075267

Ending Portfolio Balance                                                         629,374,945.66

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